UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

 ____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

December 28, 2012

Date of Report

(Date of earliest event reported)

 ____________________

SOCKET MOBILE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13810	94-3155066
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

39700 Eureka Drive

Newark, CA 94560

(Address of principal executive offices, including zip code)

(510) 933-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Extension of Facilities Lease

On December 28, 2012, Socket Mobile, Inc. (the “Company”) entered into the Third Amendment to Standard Industrial/Commercial Multi-Lessee Lease-Net (the “Third Amendment”) between the Company and Newark Eureka Industrial Capital LLC (the “Landlord”), as amended (the “Facilities Lease”) under which the Company leases its 37,131 square foot headquarters facility at 39700 Eureka Drive, Newark, California. The Third Amendment is effective as of December 28, 2012 and extends the lease termination date by four years from June 30, 2018 to June 30, 2022 and modifies the Facilities Lease as described below. The original lease agreement was filed as an exhibit to the Company’s Quarterly Report on Form 10-Q filed on November 13, 2006 and the Second Amendment was filed as an exhibit to the Company’s Form 8-K filed on September 3, 2010.

The base rent increases annually at a rate of four percent per year for the additional four years under the Facilities Lease. All other terms and provisions of the Facilities Lease remain in effect.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Third Amendment to Standard Industrial/Commercial Multi-Lessee Lease–Net
1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOCKET MOBILE, INC.

By:	/s/ David W. Dunlap
David W. Dunlap Vice President, Finance and Administration and Chief Financial Officer

Date: January 3, 2012

2

EXHIBIT INDEX

Exhibit No.	Description

10.1	Second Amendment to Standard Industrial/Commercial Multi-Lessee Lease–Net